Exhibit 5.1

[Fox Rothschild, LLP Letterhead]

October 3, 2013

Lannett Company, Inc.

9000 State Road

Philadelphia, Pennsylvania 19136

Ladies and Gentlemen:

We have acted as counsel to Lannett Company, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “462 Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on or about the date of this opinion letter, covering the offering of additional shares (the “Additional Shares”) of common stock of the Company, par value $0.001 per share (“Common Stock”), with an aggregate offering price of up to $12,750,000. The 462(b) Registration Statement incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-184721), and any and all amendments, supplements and exhibits thereto, that was initially filed with the Commission on November 2, 2012, as amended by Amendment No. 1 thereto filed with the Commission on November 19, 2012, and declared effective on December 7, 2012, including the base prospectus contained therein (the “Prospectus”), which will be supplemented by a prospectus supplement or prospectus supplements (each, a “Prospectus Supplement”). This opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K and Rule 462(b).

The Additional Shares may be issued, sold or delivered, as the case may be, from time to time as set forth in the 462 Registration Statement, any amendment thereto, the Prospectus contained therein and any Prospectus Supplement and pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the laws of the State of Delaware and is based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinion expressly set forth below. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the 462 Registration Statement, other than as expressly stated below with respect to the Additional Shares.

Based on the foregoing and subject to the additional qualifications set forth below, we are of the opinion that the Additional Shares, when sold as described in the Prospectus and the Prospectus Supplement, will be duly authorized, validly issued, fully paid and non-assessable.

We consent to the filing with the Commission of this opinion letter as Exhibit 5.1 to the 462 Registration Statement and further consent to the reference made to us in any related Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ FOX ROTHSCHILD LLP